CONSOLIDATED NATURAL GAS SERVICE COMPANY, INC.    Exhibit I
                              Organization Chart

                              Board of Directors

                                 Chairman and
                            Chief Executive Officer

                             Senior Vice President and
                             Chief Financial Officer

                                  Vice President,
                                  Accounting and Financial Control

                                     Controller

                                  Treasurer

                                  Vice President,
                                  Taxes and Strategic Financial Planning

                                  Vice President, System Services Group

                                  Vice President, Planning

                             Sr. Vice President and General Counsel

                                  Vice President and
                                  Assistant General Counsel-Washington, DC

                                  Vice President and
                                  Assistant General Counsel-Pittsburgh

                                  Vice President,
                                  External Affairs & Policy Development

                                  Vice President,
                                  Business & Operations Services

                                  Corporate Secretary

                             Vice President,
                             Regulated Business Support Group

                             Vice President,
                             Human Resources and Administration


Effective March 1, 1997

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